UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                       July 5, 2022

Date of Report (Date of earliest event reported)

           International Seaways, Inc.

(Exact Name of Registrant as Specified in Charter)

1-37836-1

Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

New York, New York 10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 578-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Symbol	Name of each exchange on which registered
Common Stock (no par value)	INSW	New York Stock Exchange
8.5% Senior Notes due 2023	INSW - PA	New York Stock Exchange
Rights to Purchase Common Stock	N/A	New York Stock Exchange

Section 8 - Other Events

Item 8.01	Other Events

On July 5, 2022, International Seaways, Inc. (the “Company”) delivered a notice of optional redemption to the trustee to redeem $25,000,000 aggregate principal of the 8.50% senior notes due 2023 (the “Notes”) on August 5, 2022 (the “Redemption Date”). The redemption price for the Notes will be 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the Redemption Date (the “Redemption Price”). On the Redemption Date, the Redemption Price and accrued interest, if any, will become due and payable upon the Notes to be redeemed and interest on such Notes will cease to accrue on and after such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC. (Registrant)

Date: July 5, 2022	By:	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Chief Administrative Officer, Senior Vice President, Secretary and General Counsel